EXHIBIT 21
SUBSIDIARIES OF AMERICAN EXPRESS COMPANY
as of December 31, 2020
Unless otherwise indicated by an asterisk (*), all of the voting securities of these subsidiaries are directly or indirectly owned by the registrant. The indentation reflects the principal parent of each subsidiary.

Name	Country Name	Jurisdiction
American Express Company	United States	New York
56th Street AXP Campus LLC	United States	Arizona
American Express Bank LLC	Russian Federation	Russian Federation
American Express Banking Corp.	United States	New York
American Express Travel Related Services Company, Inc.	United States	New York
Accertify, Inc.	United States	Delaware
InAuth UK Ltd.	United Kingdom	England and Wales
American Express Bank (Mexico) S.A. Institucion de Banca Multiple	Mexico	Mexico
American Express Bank Services, S.A. de C.V.	Mexico	Mexico
American Express Company (Mexico) S.A. de C.V.	Mexico	Mexico
American Express Insurance Services, Agente de Seguros, S.A. de C.V.	Mexico	Mexico
American Express Servicios Profesionales, S. de R.L. de C.V.	Mexico	Mexico
American Express Credit Corporation	United States	Delaware
American Express Credit Mexico, LLC	United States	Delaware
Fideicomiso Empresarial Amex	Mexico	Mexico
American Express Overseas Credit Corporation Limited	Jersey	Jersey
AEOCC Funding Australia Limited	Jersey	Jersey
AEOCC Management Company Limited	Jersey	Jersey
American Express Overseas Credit Corporation N.V.	Netherlands Antilles	Netherlands Antilles
AE Hungary Holdings Limited Liability Company	Hungary	Hungary
American Express Netherlands B.V.	Netherlands	Netherlands
Credco Receivables Corp.	United States	Delaware
American Express International (NZ), Inc.	United States	Delaware
American Express Kabbage Inc.	United States	Delaware
Kabbage Payments, LLC	United States	Delaware
American Express Limited	United States	Delaware
American Express (Malaysia) SDN. BHD.	Malaysia	Malaysia
American Express European Holdings B.V.	Netherlands	Netherlands
Alpha Card S.C.R.L./C.V.B.A.	Belgium	Belgium
Alpha Card Merchant Services S.C.R.L./C.V.B.A.	Belgium	Belgium

American Express Holdings G.K.	Japan	Japan
American Express International, Inc.	United States	Delaware
AE Exposure Management Limited	Jersey	Jersey
American Express (India) Private Limited	India	India
American Express Business Solutions (India) Private Limited	India	India
American Express (Thai) Company Limited	Thailand	Thailand
American Express Advanced Services Europe Limited	United Kingdom	England and Wales
American Express Asia Network Consulting (Beijing) Limited Company	China	China
American Express Continental, LLC	United States	Delaware
American Express Australia Limited	Australia	Victoria
Centurion Finance Limited	New Zealand	New Zealand
American Express Dutch Capital, LLC	United States	Delaware
American Express Holdings Limited	United Kingdom	England and Wales
American Express Services Europe Limited	United Kingdom	England and Wales
American Express de Espana, S.A. (Sociedad Unipersonal)	Spain	Spain
American Express Viajes, S.A. (Sociedad Unipersonal)	Spain	Spain
Amex Asesores de Seguros, S.A. (Sociedad Unipersonal)	Spain	Spain
American Express Europe, S.A.	Spain	Spain
American Express Italia S.r.l.	Italy	Italy
American Express Travel Holdings Netherlands B.V.	Netherlands	Netherlands
American Express, spol. s r.o.	Czech Republic	Czech Republic
Amex Funding Management (Europe) Limited	Jersey	Jersey
Loyalty Partner GmbH	Germany	Germany
Loyalty Partner Solutions GmbH	Germany	Germany
Payback GmbH	Germany	Germany
Loyalty Partner Polska Sp. z o.o.	Poland	Poland
PAYBACK Austria GmbH	Austria	Austria
Amex Funding Management Holdings Limited	Jersey	Jersey
Amex (Middle East) B.S.C. (closed)*	Bahrain	Bahrain
American Express Saudi Arabia (C) JSC*	Saudi Arabia	Saudi Arabia
Amex Al Omania LLC*	Oman	Oman
AMEX (Middle East) QFC LLC *	Qatar	Qatar
Amex Egypt Company Limited Liability Company*	Egypt	Egypt
Amex Global Holdings C.V.	Netherlands	Netherlands
Amex NL Holdings 99, LLC	United States	Delaware
American Express Holdings Netherlands CV	Netherlands	Netherlands
Loyalty Partner Holdings B.V.	Netherlands	Netherlands

Loyalty Partner Singapore Pte Ltd.	Singapore	Singapore
Loyalty Solutions & Research Pte Ltd.*	India	India
PAYBACK Italia S.r.l.	Italy	Italy
Loyalty Partner Services Mexico, S. de R.L. de C.V.	Mexico	Mexico
Payback Mexico S. de R.L. de C.V.	Mexico	Mexico
American Express Group Services Limited	United Kingdom	England and Wales
American Express Holdings 2 Limited	United Kingdom	England and Wales
American Express Europe LLC	United States	Delaware
American Express International (Taiwan), Inc.	China	Taiwan
American Express International Holdings, LLC	United States	Delaware
American Express Argentina S.A.	Argentina	Argentina
American Express Holdings (France) SAS	France	France
American Express France SAS	France	France
American Express Canada Holdings B.V.	Netherlands	Netherlands
American Express Holding AB	Sweden	Sweden
American Express Travel Holdings Netherlands Cooperatief U.A.	Netherlands	Netherlands
GBT JerseyCo Limited*	Jersey	Jersey
Amex Agenzia Assicurativa S.r.l.	Italy	Italy
Amex Canada Inc.	Canada	Ontario
American Express Carte France SA	France	France
American Express Japan Co., Ltd.	Japan	Japan
American Express Payment Services Limited	United Kingdom	England and Wales
American Express Payments Europe, S.L.U.	Spain	Spain
American Express Services India Private Limited	India	India
American Express Swiss Holdings GmbH	Switzerland	Switzerland
Swisscard AECS GmbH*	Switzerland	Switzerland
American Express TLS HK Limited	China	Hong Kong
Amex General Insurance Agency, Inc.	China	Taiwan
Amex Taiwan Trust	United States	Delaware
Pocket Concierge Inc.	Japan	Japan
American Express Netherlands Holdings B.V.	Netherlands	Netherlands
American Express Brasil Assessoria Empresarial Ltda.	Brazil	Brazil
PT American Express Indonesia	Indonesia	Indonesia
American Express Marketing & Development Corp.	United States	Delaware
American Express National Bank	United States	Utah
American Express Receivables Financing Corporation III LLC	United States	Delaware
American Express Prepaid Card Management Corporation	United States	Arizona
American Express Receivables Financing Corporation II	United States	Delaware
American Express Receivables Financing Corporation VIII LLC	United States	Delaware

American Express Ventures SBIC GP, LLC	United States	Delaware
American Express Ventures SBIC, L.P.	United States	New York
Amex Bank of Canada	Canada	Federal
Amex Services, Inc.	United States	Delaware
Angel Acquisition LLC	United States	Delaware
Asesorias e Inversiones American Express Chile Limitada	Chile	Chile
AXP Insurance Master Trust	United States	New York
Cavendish Holdings, Inc.	United States	Delaware
Express (Hangzhou) Technology Services Company Limited *	China	China
LoungeBuddy, Inc.	United States	California
Mez Mobile, Inc.	United States	Delaware
Resy Network, Inc.	United States	Delaware
Kviar Ventures SL	Spain	Spain
Resy Network Limited	United Kingdom	United Kingdom
Resy Network Pty Ltd	Australia	Australia
RM Merger Sub II LLC	United States	Delaware
Travellers Cheque Associates Limited	United Kingdom	England and Wales
AMEX Assurance Company	United States	Illinois
AAC Statutory Trust	United States	Delaware
Amexco Insurance Company	United States	Vermont
Rexport, Inc.	United States	Delaware